UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 29, 2020
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PLEXUS CORP.
(Exact name of registrant as specified in its charter)
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Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way
Neenah, Wisconsin 54957
(Address of principal executive offices) (Zip Code)
Telephone Number (920) 969-6000
(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PLXS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 29, 2020, Plexus Corp. (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), which amends the Credit Agreement, dated as of May 15, 2019, among the Company, the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and the Agent (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”). The Amendment amends certain provisions of the Existing Credit Agreement to, among other things, provide for a $138 million unsecured delayed draw term loan facility. Subject to the prior reduction or termination of the term loan commitments in accordance with the Credit Agreement, the term loan commitments will be available to the Company until July 28, 2020. Term loans borrowed under the new facility will be funded in a single draw and will mature on April 28, 2021. The proceeds of the term loans will be used to prepay outstanding revolving and swing line loans under the Credit Agreement and for general corporate purposes of the Company and its subsidiaries.

Outstanding term loans will bear interest, at the Company’s option, at a eurocurrency rate plus a margin of 1.75% per annum or at a base rate plus a margin of 0.75% per annum. In addition, the Company is required to pay, on a quarterly basis, a ticking fee at a rate equal to 0.75% per annum on the average daily aggregate unused term loan commitments from the effective date of the Amendment to and including the date all of the term loan commitments are terminated in accordance with the terms of the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Amendment No. 1 to Credit Agreement, dated as of April 29, 2020, among Plexus Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent; Exhibit A - Amendments to Existing Credit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2020	PLEXUS CORP.
(Registrant)
By: /s/ Angelo M Ninivaggi
Angelo M. Ninivaggi
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary